Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-225111) on Form S-8 of The Brink’s Company of our report dated March 25, 2022 relating to the financial statements of The Brink’s Company Employee Stock Purchase Plan, which are included in this Annual Report on Form 11-K of The Brink’s Company Employee Stock Purchase Plan for the years ended December 31, 2021, 2020 and 2019.

/s/ Keiter

Glen Allen, Virginia
March 25, 2022